Exhibit 10.1

Annex no. 3 to NON-REVOLVING LOAN AGREEMENT no. 015023-510-0l

of October 12, 2006

(changing the FACILITY NATURE into a MULTIPURPOSE NON-REVOLVING CREDIT

LINE AGREEMENT no. 015023-510-0l)

entered into force on June 11, 2007 by and between:

Fortis Bank S.A./NV, Austrian Branch with its registered office at Technologiestrasse 8, 1120 Wien, Austria entered into Commerce Register maintained by the Republic of Austria, under No. FN 263765 („Bank”), represented by:

1)	Andrea Vaz-König - Business Center Manager

2)	-

and

Carey Agri International Poland SpóŁka z ograniczona odpowiedzialnoscia (limited liability company) with its registered office in 00-690 Warszawa, ul. Bokserska 66A, entered into the District Court for the capital city of Warsaw, XX Commercial Division of the National Court Register under KRS no. 51098 („the Borrower”), represented by:

1)	-

2)	-

in connection with the change of the facility nature from the Non-revolving loan agreement into a multipurpose non-revolving credit line as well as the increase of the loan amount as well as an extension of the financing term, the Parties hereto amend the Non-revolving loan agreement no. 015023-510-0l dated October 12, 2006 and changed by Amendment no. 2 dated April 16, 2007 („Agreement”), and establish the following uniform contents:

1.	Loan amount: up to PLN 300,000,000.00 (say: three hundred million zlotys). Current utilized balance is PLN 201.276.907,02 and the amount to utilize is PLN 98.723.092,98 which is to be used by first disbursement in non-revolving guarantee line that by second disbursement will be changed into non-revolving credit line with the bullet repayment at the end of financing.

2.	Permissible forms of financing, their respective credit limits, likewise limits for particular currencies are specified in Enclosure No. 1 hereto.

3.	Financing term: until September 14, 2007.

4.	Current credit term: until September 14, 2007.

5.	Interest due date: the fifth day of each calendar month. The last loan interest instalment shall be due on the last day of financing term (it does not apply to financing in the form of a guarantee credit line).

6.	Commission for the first current credit term: NONE.

7.	Other fees are specified in Enclosure No.1 hereto.

8.	Account at the Bank which should be credited with respective dues: Account of Fortis Bank Brussels (BIC: GEBABEBB) favour Fortis Bank Austria (BIC: GEBAATWW) IBAN: BE13 2911 1967 2839, allocated ref: „ CUST No. 015023, Carey Agri International PLN 300,000,000.00 dd. 12.10.2006.

9.	Collateral securing the respective dues is as follows:

a) Promissory notes issued by Carey Agri International – Poland Sp. z o.o with its seat at: ul. Bobrowiecka 4B, 02-690 Warsaw and other companies from the Group: MTC Sp. z o.o. with its seat at: ul. Baranowicka 117, 15-501 BiaŁystok, MIRO Sp. z o.o. with its seat at: ul. Jasna 42, 57-200 Zabkowice Slaskie, „DELIKATES” Sp. z o.o. with its seat at: ul. ZakŁadowa 11, 62-510 Konin, MULTI-EX S.A. with its seat at: ul. Bokserska 66A, 02-690 Warszawa, „PANTA-HURT” Sp. z o.o. with its seat at: Choszczówka Stojecka 11A, gm. Debe Wielkie, 05-300 Minsk Mazowiecki, „POLSKIE HURTOWNIE ALKOHOLI” Sp. z o.o. with its seat at: ul. Gen. Józefa Sowinskiego 42A, 65-419 Zielona Góra, ASTOR Sp. z o.o. with its seat at: ul. Zelazna 4, 10-419 Olsztyn, „IMPERIAL” Sp. z o.o. with its seat at: ul. Nowogrodzka 151A, 18-400 łomza, „POLNIS-DYSTRYBUCJA” Sp. z o.o. with its seat at: ul. Dabrowskiego 249, 93-231 łódz, „DAKO-GALANT” Przedsiebiorstwo Handlowo Produkcyjne Sp. z o.o. with its seat at: ul. Grunwaldzka 3, 73-110 Stargard Szczecinski, „ONUFRY” S.A. with its seat at: ul. JabŁoniowa 64, 80-175 Gdansk, FINE WINE & SPIRITS (FWS) Sp. z o.o. with its seat at: ul. Bokserska 66A, 02-690 Warszawa, PWW Sp. z o.o. with its seat at: ul. Bokserska 66A, 02-690 Warszawa, „SAOL DYSTRYBUCJA” Sp. z o.o. with its seat at: ul. Fabryczna 4, 32-500 Chrzanów, PRZEDSIEBIOSTWO DYSTRYBUCJI ALKOHOLI „AGIS” Sp. z o.o. with its seat at: ul. Polna 52, 87-100 Torun, „DAMIANEX’ S.A. with its seat at: ul. GŁeboka 34, 37-200 Przeworsk, „KROKUS” Sp. z o.o. with its seat at: ul. Krasickiego 1, Poznan, „BOLS” Sp. z . o.o. with its seat at: ul. Kowanowska 48, Poznan, Classic Sp. z o.o. with its seat at: ul. Przedzalniana 29, 15-688 BiaŁystok.

10.	The Bank, without the need to obtain a separate instruction from the Borrower, shall use the permissible form of financing, i.e. the non-revolving facility to repay any receivables due under bank guarantee issued (change of the financing forms utilization from non-revolving guarantee line into non-revolving credit line). In the case that the respective amounts of receivables to be covered and the credit amount are in different currencies, the repayment of such receivables shall be made upon currency conversion.

11.	Other credit disbursement conditions:

a)	In order to issue a guarantee the Borrower shall submit an instruction to grant bank guarantee,

b)	The condition necessary for the first Non-revolving credit line (“loan”) disbursement is a submission of the loan drawdown instruction along with a statement of „ING Securities S.A.” (“Statement”), the entity intermediating in mandatory buy out of shares organized by the Borrower and referred to in item 12, section „a”, confirming the due amount. If the disbursement amount will be lower than the amount in the Statement, the Borrower shall pay the remaining amount and submit to the Bank a confirmation of the made payment together with the loan drawdown instruction,

c)	Each next disbursement of the loan automatically decreases the amount of the sum of guarantee issued under this Agreement,

d)	The loan may be disbursed only and exclusively into bank account no. PL27 1050 0086 1000 0022 0058 2167, SWIFT: INGB PL PW maintained by ING Bank Slaski S.A., Branch in Warsaw in favour of ING Securities S.A. based at Plac Trzech Krzyzy 10/14, 00-499 Warsaw.

12.	Additional stipulations of the Agreement:

a)	The credit limit is assigned for financing the mandatory buy-out of shares (in accordance with art. 82 of the law dated 29 July 2005 on public offer, conditions of admission of financial instruments into the organized trading system and public companies (Journal of Law of 2005, no. 184, item. 1539, as amended)) relating to approx. 6,8% of employee shares and approx. 1,22% of shares from the market of POLMOS BIAłYSTOK S.A., joint-stock company organised under Polish law, based at ul. Elewatorska 20, 15-950 BiaŁystok, however, under the guarantee credit line, guarantees to secure such a mandatory buy-out of shares and to issue a guarantee for ING Securities S.A., with its seat at Plac Trzech Krzyzy 10/14, 00-499 Warszawa („ING Securities S.A.”), the specimen of which constitutes Enclosure no. 2

b)	the loan may be disbursed until September 14, 2007.

13.	The Borrower hereby represents that he has received, read and fully understood the Regulations, likewise hereby confirms any authorisations (powers of attorney) for the Bank contained therein, and further represents that any and all statements and assurances of the Borrower (or related to the Borrower) are true, complete and reliable upon signature of the Agreement and on each day the Borrower shall make the loan drawdown instructions.

14.	The Regulations make an integral part hereof. Any terms and expressions not defined herein shall be explained based on the definitions set in the Regulations. Should any discrepancies arise between the Agreement and the Regulations, the provisions hereof shall prevail.

15.	This Agreement shall be subject to Polish law.

16.	Any disputes arising out of this Agreement shall be settled in compliance with Polish law, and the Parties hereto submit to the exclusive jurisdiction of the court in Warsaw in Poland.

17.	This Agreement has been drawn up in two original copies, one for the Borrower and one for the Bank.

The Borrower hereby gives its consent to furnish any information related to the Loan and the Borrower, obtained by the Bank during negotiations and pertaining to conclusion and performance of this Agreement, to the Bank’s principal shareholder, i.e. Fortis Bank S.A./NV with its registered office in Brussels, Fortis Lease Polska Sp. z o. o. with its registered office in Warsaw and Fortis Investments Polska S.A. with its registered office in Warsaw and Dominet Bank S.A. with its seat in Lubin, likewise to other entities of Fortis Bank Group*. The Bank is allowed to provide such information both in the course of this Agreement and after its expiry.

The Bank hereby informs the Borrower that the Bank may forward any information related to the loan to the Interbank Economic Information System – Banking Register (MIG-BR) administered by the Polish Banks

Association, likewise that the Bank may disclose any data gathered in the MIG-BR system to economic information bureaus that operate under the Act of February 14, 2003 on disclosing economic information (Journal of Laws No. 50, item 424 as amended) based on the requests of such bureaus and to the extent specified therein.

*)	Information on Fortis Group entities is available at: www.fortisbank.com.pl

/s/ Andrea Vaz-König
/s/ Peter Raduzinger

Stamp and signatures for the Bank

/s/ William V. Carey
Company stamp and signatures of representatives authorised to assume financial obligations on behalf of the Borrower.

The signature of the Borrower has been affixed in my presence.

name and surname of the Bank’s employee	signature of the Bank’s employee

Appendix No. 1 to Multipurpose Credit Line Agreement

Forma kredytowania		WALUTA
		EUR	USD	PLN

Non-revolving credit line	Exposure limit	—	—	300,000,000
	Base interest rate	—	—	WIBOR 1M
	Margin	—	—	1,0%

Non-revolving guarantee line	Exposure limit	—	—	300,000,000
	Commissions for the issued guarantee	—	—

•        0,06% (say: 6/100 percent) on a guarantee amount, for each commenced month of the guarantee validity, however, for the first time the commission is paid on a day of bank guarantee issuance and the subsequent ones in monthly periods.

/s/ Andrea Vaz-König
/s/ Peter Raduzinger

Stamp and signatures for the Bank

/s/ William V. Carey
Company stamp and signatures of representatives authorised to assume financial obligations on behalf of the Borrower.

The signature of the Borrower has been affixed in my presence.

name and surname of the Bank’s employee	signature of the Bank’s employee